UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2025

NextTrip, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-38015	27-1865814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Paseo del Sol Santa Fe, New Mexico	87507
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (505) 438-2576

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NTRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed in that Current Report on Form 8-K filed by NextTrip, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on February 11, 2025, on February 6, 2025, the Company entered into Membership Interest Purchase Agreement (the “Purchase Agreement”) with FSA Travel, LLC (“FSA”), John McMahon, as Majority Member, and the other members of FSA included on the signature page thereto (Mr. McMahon together with such other members, collectively the “FSA Members”). Pursuant to the Purchase Agreement, on February 10, 2025, NextTrip purchased 9,608 membership units of FSA (equal to a 49% ownership stake in FSA immediately after closing) in exchange for NextTrip’s (i) payment of $500,000 in cash and (ii) issuance of 161,291 shares of newly designated Series O Nonvoting Convertible Preferred Stock of the Company (“Series O Preferred”) to FSA (the “Initial Closing”). As disclosed in that Current Report on Form 8-K filed by the Company with the Commission on April 14, 2025 (together with the February 11, 2025 8-K, the “Prior 8-Ks”), on April 9, 2025, the Company exercised its option under the Purchase Agreement to purchase the remaining 51% of the membership units in FSA from the FSA Members in exchange for (i) the payment by the Company to the FSA Members of an aggregate of $500,000 in cash and (ii) the issuance of an aggregate of 161,291 shares of Series O Preferred to the FSA Members (the “Final Closing”).

As further disclosed in the Prior 8-Ks, in addition to the consideration paid to FSA and the FSA Members in connection with the Initial Closing and Final Closing, respectively, the Purchase Agreement provides that the Company shall make additional payments to the FSA Members upon achievement of certain milestones (collectively, the “Milestone Payments”), as follows:

1.	The payment of $100,000 in cash and the issuance of 32,258 shares of Series O Preferred at such time as FSA shall have Travel Bookings of Travel Products for five Groups by FSA, the commissions to FSA for which are scheduled to be collected after the Final Closing;

2.	The payment of $100,000 in cash and the issuance of 32,258 shares of Series O Preferred at such time as FSA shall have Travel Bookings of cruise related Travel Products, the gross cumulative cost of which to the customers is greater than or equal to $25,000 and the commissions for which are scheduled to collected after the Final Closing;

3.	The payment of $100,000 in cash and issuance of 32,258 shares of Series O Preferred at such time as FSA shall deliver all necessary passcodes to allow NextTrip full remote access to the FSA booking engine for use by NextTrip; and

4.	The payment of $100,000 in cash and issuance 32,258 shares of Series O Preferred at such time as FSA shall have Travel Bookings for Travel Products, the cumulative gross cost of which to the customers is greater than or equal to $1 million and the commissions for which are scheduled to be collected after the Final Closing.

On April 28, 2025, the Company made each of the Milestone Payments to the FSA Members, including the issuance of an aggregate of 129,032 shares of Series O Preferred (the number of shares provided for above, less 8,065 shares of common stock previously issued to FSA by the Company as a deposit, which shares will be transferred to the FSA members on a pro rata basis) in accordance with the terms of the Purchase Agreement.

The shares of Series O Preferred issued by the Company as Milestone Payments have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and were issued to the recipients in a transaction exempt from registration under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. Accordingly, the shares of Series O Preferred constitute, and the shares of Company common stock underlying the shares of Series O Preferred, when issued upon conversion of the Series O Preferred shares, will constitute, “restricted securities” within the meaning of Rule 144 under the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTTRIP, INC.

Date: May 2, 2025	By:	/s/ William Kerby
	Name:	William Kerby
	Title:	Chief Executive Officer